Exhibit 99.1 News September 23, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Included in Dow Jones Sustainability North America Index TULSA, Okla. – Sept. 23, 2019 – ONEOK, Inc. (NYSE: OKE) today announced its inclusion in the Dow Jones Sustainability North America Index (DJSI North America), which recognizes companies for industry-leading environmental, social and governance (ESG) performance. ONEOK is the only U.S.-based midstream energy company included in the index. “ONEOK’s inclusion in the DJSI underscores our commitment to operating safely and responsibly,” said Terry K. Spencer, ONEOK president and chief executive officer. “For ONEOK, sustainability is a continuous commitment. We’ve made tremendous strides in the area of ESG, but work remains to be done to achieve long-term success.” Founded in 1999, the DJSI was the first global sustainability benchmark and tracks the stock performance of the world’s leading companies in terms of economic, environmental and social criteria. The DJSI North America tracks the performance of the top 20% of the largest 600 companies in the S&P Global Broad Market Index in the region. More information about ONEOK’s ESG performance can be found in the company’s Corporate Sustainability Report on ONEOK’s website, www.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ###